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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              -----------------

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): November 8, 2004


                       NORTH FORK BANCORPORATION, INC.
           --------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-10458                  36-3154608
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)


                 275 Broadhollow Road Melville, New York 11747
           --------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


              (Registrant's Telephone Number, Including Area Code)
                                (631) 844-1004
                                --------------

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 / / Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01    Regulation FD Disclosure
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         On October 1, 2004, the Company completed the merger of GreenPoint
Financial Corp. ("GreenPoint") with and into the Company. The merger has been accounted for under the purchase method of accounting. Under this method, the net assets acquired are recorded at their estimated fair market value at that date. On October 1, 2004, GreenPoint's mortgage banking subsidiary, GreenPoint Mortgage Funding, Inc. had approximately $5 billion (historical carrying value) in mortgage loans designated as held-for-sale. The estimated economic gain on the sale of these loans in the fourth quarter of 2004 was approximately $65 million (approximately $43 million on an after tax basis). The Company has recently been advised by its accountants that, despite realizing the economic gain in the fourth quarter, under generally accepted accounting principles the estimated after tax gain should be recorded as a write-up to the historical carrying value of these mortgage loans, together with a corresponding reduction of goodwill. As a result, the estimated consolidated tangible book value per share at October 1, 2004, will increase by approximately $.14 to $9.06 per share (before the recently announced 3-for-2 stock split) from amounts previously disclosed. It also has the effect of reducing diluted earnings per share in the fourth quarter of 2004 by the same amount. The impact of this one-time write-up is limited to the fourth quarter of 2004 with no effect on future operating performance of the mortgage company nor will it effect the consolidated financial position and net worth estimates.










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                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    November 8, 2004


NORTH FORK BANCORPORATION, INC.


By: /s/ Daniel M. Healy
------------------------
Daniel M. Healy
Executive Vice President
Chief Financial Officer









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